Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-286581

PROSPECTUS

Ernexa Therapeutics Inc.

10,443,752 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis an aggregate of 10,443,752 shares of common stock, par value $0.005 per share, of Ernexa Therapeutics Inc., of which (i) 9,934,016 shares are issued and outstanding, and (ii) 509,736 shares are issuable upon exercise of pre-funded warrants each exercisable into one share of common stock at a nominal exercise price per share of $0.005, without expiration. The outstanding shares of common stock and the pre-funded warrants were issued to the selling stockholders in connection with a private placement we completed on April 2, 2025. We will not receive any of the proceeds from the sale by the selling stockholders of the shares.

We are registering the securities listed above pursuant to the selling stockholders’ registration rights contained in that certain Registration Rights Agreement, dated March 31, 2025, by and among us and such selling stockholders.

The selling stockholders may sell or otherwise dispose of the shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the shares covered by this prospectus in the section entitled “Plan of Distribution” on page 6. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ERNA.” On April 15, 2025, the last reported sale price for our common stock was $0.20 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 3 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Ernexa,” or the “Company” refer to Ernexa Therapeutics Inc. and its consolidated subsidiaries.

SUMMARY

About Us—Business Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. Our vision is to improve the lives of patients with difficult-to-treat diseases through innovative, effective, and safe, but accessible cellular therapies, and our mission is to develop allogenic off-the-shelf cellular therapies, leveraging induced pluripotent stem cell-derived mesenchymal stem cells to target solid tumors and autoimmune diseases.

Corporate Information

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (617) 798-6700. We maintain a website at www.ernexatx.com. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus.

Private Placement

On March 31, 2025, the Company entered into a securities purchase agreement (the “SPA”) with certain accredited investors and a related registration rights agreement (the “RRA”). Pursuant to the SPA, the Company agreed to issue and sell to the investors, and the investors agreed to purchase from the Company, in a private placement, an aggregate of 58,262,918 shares of common stock at a purchase price of $0.1046 per share, and pre-funded warrants to purchase up to 11,048,736 shares of common stock, at a purchase price of $0.0996 per pre-funded warrant. The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.005 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s outstanding common stock.

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Upon the initial closing of the SPA, on April 2, 2025, we sold to the investors an aggregate of 9,934,016 shares of common stock and 509,736 pre-funded warrants (such shares, including the shares underlying the pre-funded warrants equal to 19.99% of the Company’s outstanding shares as of March 31, 2025). The second closing under the SPA, for the sale of 48,328,902 shares of common stock and 10,539,000 pre-funded warrants, will occur upon satisfaction or waiver of certain conditions, including without limitation, receipt of stockholder approval for such issuance as required under applicable Nasdaq listing rules. Pursuant to the SPA, we agreed to hold a shareholder meeting to seek such shareholder approval as soon as reasonably possible, and no later than June 30, 2025 (or July 30, 2025 if the SEC reviews the preliminary proxy statement for such meeting).

Under the RRA, the Company agreed to file a registration statement for the resale of the shares issued, and the shares underlying the pre-funded warrants issued in the initial closing under the SPA within 15 days of the initial closing under the SPA, and to file an additional registration statement within 10 days after the second closing under the SPA, for the resale of the shares issued and the shares underlying the pre-funded warrants issued under the second closing under the SPA. The Company also agreed to use its reasonable best efforts to have the initial registration statement declared effective within 45 days from the filing date (or 60 days if the registration statement is reviewed by the SEC) and to have the additional registration statement declared effective within 30 days of the filing date (or 60 days if the registration statement is reviewed by the SEC).

This prospectus covers the resale of the 9,934,016 shares and 509,736 shares issuable upon exercise of the pre-funded warrants issued in the initial closing under the SPA.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

We are registering for resale 10,443,752 shares of common stock, including 509,736 shares of common stock issuable upon the exercise of pre-funded warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

Our common stock may be delisted from Nasdaq.

On December 30, 2024, we received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq, indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we no longer met Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1 per share.

Nasdaq Listing Rule 5810(c)(3)(A) provides a compliance period of 180 calendar days, or until June 30, 2025, in which to regain compliance with the minimum bid price requirement. If our closing bid price is at least $1 per share for a minimum of 10 consecutive business days during the 180-day compliance period, Nasdaq will provide written confirmation that the Company has regained compliance. In the event we do not regain compliance with the $1 bid price requirement by June 30, 2025, we may be eligible for consideration of a second 180-day compliance period if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq’s Capital Market, with the exception of the minimum bid price requirement. In addition, we would also be required to notify Nasdaq of our intent to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary. If it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, the Staff will provide us will its notice that our securities will be subject to delisting.

In addition, on January 6, 2025, the Company received a notice from the Nasdaq Staff indicating that for the last 35 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”).

Nasdaq Listing Rule 5810(c)(3)(C) provides a compliance period of 180 calendar days, or until July 7, 2025, in which to regain compliance with the Market Value Standard. If at any time during the compliance period the Company’s MVLS closes at $35 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has regained compliance. In the event the Company does not regain compliance with the Market Value Standard by July 7, 2025, the Staff will provide the Company notice that the Company’s securities will be subject to delisting, at which time, the Company may appeal the delisting determination.

We intend to implement a reverse stock split at a ratio of up to 1-for-15, to regain compliance with the minimum bid price requirement, subject to shareholder approval as set forth in our proxy statement filed with the SEC on April 14, 2025. There is no assurance that, even if we complete such reverse split, we will regain and maintain compliance with Nasdaq continued listing requirements.

If our common stock is delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including: a material reduction in the liquidity of our common stock and a corresponding material reduction in the trading price of our common stock; a more limited market quotations for our securities; a determination that our common stock is a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; more limited research coverage by stock analysts; loss of reputation; more difficult and more expensive equity financings in the future; the potential loss of confidence by investors; and fewer business development opportunities.

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USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares previously issued to the selling stockholders and shares underlying the pre-funded warrants issued to the selling stockholders under the first closing under the SPA (see “Summary—Private Placement”). We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and as otherwise disclosed in this prospectus, the selling stockholders have not had any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of April 2, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreements with the selling stockholders, this prospectus covers the resale of the number of shares of common stock and shares underlying pre-funded warrants issued to the selling stockholders under the initial closing under the SPA. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(2)	Percentage of Shares Owned after Offering (18)
Beaumont Irrevocable Trust (3)	419,421	288,103	131,318	*
Beagle Limited (4)	890,294	322,676	567,618	*
Charles Reed Cherington (5)	20,432,634	3,768,397	16,664,237	26.6%
Peter Francis Concilio (6)	47,415	43,215	4,200	*
ELF Investments, LLC (7)	170,307	43,215	127,092	*
Freebird Partners LP (8)	7,730,256	1,584,570 (9)	6,145,686	9.6%
IAF, LLC (10)	3,255,421	576,207	2,679,214	4.3%
John D. Halpern Revocable Trust (11)	5,971,830	720,259	5,251,571	8.4%
Stephen Older (12)	72,189	72,025	164	*
David B. Thompson Jr. (13)	36,012	36,012	0	-
Pacific Premier Trust FBO David B. Thompson IRA (13)	72,025	72,025	0	-
Pacific Premier Trust, Custodian, FBO Nicholas Singer (14)	1,800,648	1,800,648	0	-
Regolith Capital Investments LP (15)	3,343,192	864,311	2,478,881	4.0%
Amir Rozwadowski (16)	108,038	108,038	0	-
Patrick S. Wilmerding (17)	144,051	144,051	0	-

* Less than 1%.

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(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, the selling stockholders named in the table have sole voting and investment power with respect to the common stock shown as beneficially owned by the selling stockholders, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of common stock registered for offered for resale under this prospectus will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own.

(3) David Neithardt has voting and dispositive power over the shares. The address of the selling stockholder is 5455 Hammock Dr, Coral Gables, FL 33156.

(4) Amy Beth Klein has voting and dispositive power over the shares. The address of the selling stockholder is 107 Greenwich St., 25th Floor, New York, NY 10006.

(5) The selling stockholder is a noteholder and former director of the Company. The address of the selling stockholder is 27 Somerset Street, Belmont, MA 02478. Share ownership includes 31,032 shares underlying shares of Series A Convertible Preferred Stock.

(6) The address of the selling stockholder is 38 Sargant Rd., Scarsdale, NY 10583.

(7) Ross M. Leinhart has voting and dispositive power over the shares. The address of the selling stockholder is 101 NW Lovejoy St., Unit PH-1, Portland, OR 97209.

(8) Curtis W. Huff has voting and dispositive power over the shares. The address of the selling stockholder is 2800 Post Oak Blvd., Ste. 2000, Houston, TX, 77056. Share ownership includes 1,518,736 shares underlying pre-funded warrants (including 509,736 pre-funded warrants issued in the initial closing under the SPA). The pre-funded warrants cannot be exercised to the extent such exercise would result in the holder beneficially owning more than 9.99% of the Company’s common stock. The ownership amount in the table does not give effect to such beneficial ownership limitation.

(9) Includes 509,736 shares underlying pre-funded warrants.

(10) David W. Laughlin has voting and dispositive power over the shares. The address of the selling stockholder is 115 Church St., Charleston, SC 29401.

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(11) The address of the selling stockholder is 260 Palmetto Lane, West Palm Beach, FL 33450. Share ownership includes 115,000 shares underlying warrants.

(12) The address of the selling stockholder is 139 Edgemont Rd., Scarsdale, NY 10583.

(13) The address of the selling stockholder is 149 Bellevue Ave, Summit, NJ 07901.

(14) Nicholas J. Singer has voting and dispositive power over the shares. The address of the selling stockholder is Pacific Premier Trust Custodian FBO Nicholas J. Singer IRA, Pacific Premier Trust Processing Center, 1801 California St., Ste. 800, Denver, CO 80202. Mr. Singer is a former director of the Company.

(15) Shameek Konar has voting and dispositive power over the shares. The address of the selling stockholder is 10608 Stoppard View Way, Knoxville, TN 37922. Amount of shares beneficially owned does not include 92,112 shares held directly by Mr. Konar.

(16) The address of the selling stockholder is 3640 Beverly Drive, Dallas, TX 75205.

(17) The address of the selling stockholder is 149 Common St., Deham, MA 02026.

(18) Based on 62,178,945 shares of common stock outstanding as of April 16, 2025, and assumes that following the offering all of the 509,736 pre-funded warrants issued in the first closing under the SPA will have been exercised (such that 62,688,681 shares of common stock will be outstanding), and all of the shares offered by the selling stockholder hereunder will have been sold.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.” The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at www.ernexatx.com the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at erneaxta.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;

●	Our current reports on Form 8-K filed with the SEC on January 3, 2025, January 10, 2025, February 13, 2025, March 12, 2025, March 24, 2025, March 26, 2025, and April 3, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on November 18, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Ernexa Therapeutics Inc, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141, (617) 798-6700.

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